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                                   EXHIBIT 11
                            Midwest Bancshares, Inc.
             Statement Regarding Computation of Per Share Earnings
                          Periods ended June 30, 1997
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


                                                                         Three Months             Six Months
                                                                         ------------             ----------
Net earnings                                                               $289,645                 $536,766
                                                                           ========                 ========

Primary earnings per share:
   Weighted average shares outstanding                                      348,339                  348,850

   Average option shares granted                                             38,675                   38,675
   Less assumed purchase of shares
      using treasury method                                                 (15,550)                 (16,217)
                                                                           --------                 --------
Common and common equivalent shares outstanding                             371,464                  371,308
                                                                           ========                 ========

Earnings per common share -- primary                                          $0.78                    $1.45
                                                                           ========                 ========

Fully-diluted earnings per share:
   Weighted average shares outstanding                                      348,339                  348,850

   Average option shares granted                                             38,675                   38,675
   Less assumed purchase of shares
      using treasury method                                                 (14,769)                 (14,769)
                                                                           --------                 --------
Common and common equivalent shares outstanding                             372,245                  372,756
                                                                           ========                 ========

Earnings per common share -- fully-diluted                                    $0.78                    $1.44
                                                                           ========                 ========
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